Exhibit 10.2

Execution Version

SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated as of June 13, 2025 and is by and among SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (the “Company” or the “Borrower”), the financial institutions signatory hereto as lenders, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Company, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Loan Agreement dated as of November 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, each of the Lenders and the Administrative Agent entered into Assignment and Assumption Agreements whereby the Administrative Agent irrevocably purchased and assumed all of the rights and obligations under the Loan Agreement from each of the other Lenders; and

WHEREAS, the Company, the Administrative Agent and the sole Lender wish to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Amendments to Loan Agreement. Upon the Second Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

(a)         The following new definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order to read as follows:

“Daily RFR Business Day” means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, a TARGET Day.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SOFR.

“EURIBOR” has the meaning set forth in the definition of “Eurocurrency Rate”.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b)         Section 1.1 of the Loan Agreement is hereby amended to delete the following definitions: “EURIBOR Rate”, “Eurocurrency Reserve Percentage”, “ISDA Definitions”, “RFR Loans”, “RFR Reserve Percentage” and “TARGET2”.

(c)         The definition of “Base Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate and (iii) Daily Simple SOFR plus 1.0%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs without notice to the Borrower.  Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.13(i) or (k) to the extent any such determination affects the calculation of the Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

(d)         The definition of “Business Day” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments or other dealings with respect to (i) any Daily Simple SOFR Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day; (ii) Eurocurrency Rate Loan, the term “Business Day” means any such day that is also a Eurocurrency Banking Day; and (iii) Daily Simple RFR Loans, the term “Business Day” means any such day that is also a Daily RFR Business Day.

(e)         The definition of “Conforming Changes” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Conforming Changes” means, with respect to Daily Simple SOFR, Daily Simple RFR, the Eurocurrency Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “Daily RFR Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily Simple SOFR, Daily Simple RFR, the Eurocurrency Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

(f)         The definition of “Daily Simple RFR” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Daily Simple RFR” means, for any day (an “Daily RFR Day”), a rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) equal to, equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Daily RFR Business Days prior to (A) if such Daily RFR Day is a Daily RFR Business Day, such Daily RFR Day or (B) if such Daily RFR Day is not a Daily RFR Business Day, the Daily RFR Business Day immediately preceding such Daily RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided, that if by 5:00 pm (local time for Daily Simple RFR) on the second (2nd) Daily RFR Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the €STR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Daily RFR Business Day for which such RFR was published on the €STR Administrator’s Website; provided further that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive Daily RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower; provided further that if the Daily Simple RFR as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

The Daily Simple RFR for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the applicable RFR without notice to the Borrower. Determination by Administrative Agent of the Daily Simple RFR shall be deemed conclusive absent manifest error.

(g)        The definition of “Eurocurrency Banking Day” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Eurocurrency Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day.

(h)         The definition of “Eurocurrency Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period, a rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) equal to, for any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to Euros, the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period; provided, that if by such time the EURIBOR in respect of such day has not been so published, or if such day is not a Business Day, then the EURIBOR for such day will be the EURIBOR as published in respect of the first preceding Business Day for which such EURIBOR rate was published thereon; provided further that any EURIBOR so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “EURIBOR Lookback Day”); provided that if the Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.  The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period. Determination of the Eurocurrency Rate by the Administrative Agent shall be deemed conclusive absent manifest error.

(i)          The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means June 30, 2027.

(j)         The definition of “Note Agreements” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Note Agreements” means the Note Purchase Agreements entered into by the Company and the purchasers named therein dated as of May 3, 2017, November 1, 2018, May 31, 2023 and November 29, 2023, respectively, and “Note Agreement” means each and any of such agreements.

(k)          The definition of “TARGET Day” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.

(l)           Section 1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.13(l) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to Daily Simple RFR, the Eurocurrency Rate, or any other any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Daily Simple RFR, the Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(m)         Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b)         If any Lender, in its sole discretion, determines that it is unlawful for it to continue to maintain its portion of a Eurocurrency Rate Loan or Daily Simple RFR Loan outstanding at the time of such determination, such Lender may, by notice to the Administrative Agent and the Company, require the immediate repayment thereof or, if legally permissible, convert its portion of such Eurocurrency Rate Loan or Daily Simple RFR Loan to a Loan denominated in Dollars bearing interest at the Base Rate in an amount equal to the Dollar Equivalent of such portion of the applicable Eurocurrency Rate Loan or Daily Simple RFR Loan, as applicable. Any repayment of the Term Loan shall be applied to the prepayment of that Lender’s portion of such Eurocurrency Rate Loan or Daily Simple RFR Loan, as applicable, but (i) no amount shall be required to be paid under Section 2.11 on account of such prepayment, and (ii) except as provided in Section 7.2 upon acceleration of the Obligations, no interest shall be due and payable with respect to such Loan until the end of the applicable Interest Period.

(n)          Section 2.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)          Interest. Interest accruing at the Base Rate or Daily Simple RFR shall be due and payable on the last day of each March, June, September and December and on the Maturity Date. Interest accruing at the Eurocurrency Rate shall be due and payable on the last day of the applicable Interest Period or, if an Interest Period is in excess of three months, on the date that is three months after the beginning of the Interest Period and after each such interest payment date thereafter, on the last day of the Interest Period and on the Maturity Date.

(o)         Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

The Borrower may prepay the Term Loan in whole or in part, without penalty or premium, at any time and from time to time; provided that (a) any such prepayment shall be applied pro rata to the prepayment of each Lender’s ratable share of the Term Loan, (b) any prepayment of the full amount of the Term Loan shall include accrued interest thereon, (c) any prepayment of any Eurocurrency Rate Loan or Daily Simple RFR Loan shall be accompanied by compensation as specified in Section 2.11, (d) any prepayment of any Eurocurrency Rate Loan or Daily Simple RFR Loan shall be made only upon four Business Days’ prior notice, and (e) each such prepayment (other than prepayment of the Term Loan in full) shall be in the principal amount of €1,000,000 or an integral multiple of €500,000.  Each partial prepayment of principal on the Term Loan shall be applied in inverse order of the maturities of the Interest Periods applicable thereto (or, if there are no Interest Periods, as directed by the Borrower).

(p)          Section 2.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

All interest on Base Rate Loans will be calculated based on the actual days elapsed in a year of 365 or 366 days, as the case may be. All other interest and all fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

(q)          Section 2.13(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Increased Costs Generally. If any Change in Law binding on or applicable to any Lender shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, such Lender;

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on such Lender any other condition, cost or expense (other than any taxes) affecting this Agreement, Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any Loan (or of maintaining its obligation to make any such advance of the Term Loan), or to reduce the amount of any sum received or receivable by such hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender that complies with Section 2.13(c), the Borrower shall promptly pay to any such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(r)          Section 2.13(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e)          Additional Reserve Costs. For so long as any Lender is required to make special deposits with the Bank of England and/or The Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the Bank of England, the European Central Bank or the European System of Central Banks) in respect of any of such Lender’s Eurocurrency Rate Loan, such Lender shall be entitled to require the Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s advance under the Term Loan subject to such requirements, additional interest on such advance at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such advance. Any additional interest owed pursuant to this subsection shall be determined in reasonable detail by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable advance, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such advance.

(s)          Section 2.13(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(h)            Unascertainable; Increased Costs; Deposits Not Available. If at any time:

(i)           the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) Daily Simple RFR or the Eurocurrency Rate cannot be determined pursuant to the definition thereof, (ii) with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders have determined (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable currency are not being offered to banks in the applicable offshore interbank market for the applicable currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, or (iii) the Required Lenders have determined that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion thereto or continuation thereof that the Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period, or that Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans, as applicable, and the Required Lenders have provided such notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 2.13(j).

(t)           Section 2.13(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i)            Illegality. If at any time any Lender shall have determined, or any Relevant Governmental Body shall have asserted, that the making, maintenance or funding of any Loan to which any interest rate applies, or the determination or charging of interest rates based upon any applicable interest rate has been made impracticable or unlawful by compliance by such Lender in good faith with any law or any interpretation or application thereof by any Relevant Governmental Body or with any request or directive of any such Relevant Governmental Body (whether or not having the force of law), or any Relevant Governmental Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of Euros, then the Administrative Agent shall have the rights specified in Section 2.13(j).

(u)          Section 2.13(j) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(j)        Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 2.13(h) above, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 2.13(i) above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

(i)           Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Eurocurrency Rate Loan or Daily Simple RFR Loan shall be suspended (to the extent of the affected interest rate, or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(ii)         Upon a determination by Administrative Agent under Section 2.13(h), (a) if the Borrower has previously notified the Administrative Agent of its selection of, conversion to, or renewal of an affected interest rate, and such interest rate has not yet gone into effect, such notification shall be deemed ineffective (in each case to the extent of the affected interest, or the applicable Interest Periods), and (b) any outstanding affected Loans denominated in Euros shall, at the Borrower’s election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent thereof) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided, however, that absent notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan (in an amount equal to the Dollar Equivalent thereof).

2.            Representations and Warranties. The Company hereby represents and warrants that:

(a)       The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) require any consent or approval of the equityholders of the Company, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2 of the Loan Agreement, each of which has been obtained and is in full force and effect, (b) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Company or of the Organizational Documents of the Borrower, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

(b)           This Amendment has been duly executed and delivered by the duly authorized officers of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)           Both immediately before and immediately after giving effect to this Amendment, the representations and warranties contained in Article IV of the Loan Agreement are correct in all material respects (or correct in all respects, if any such representation and warranty is qualified by materiality or reference to Material Adverse Change), except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are correct in all material respects (or correct in all respects, if any such representation and warranty is qualified by materiality or reference to Material Adverse Change) as of such earlier date.

(d)          Immediately before and immediately after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, which constitutes a Default or an Event of Default.

3.          Effectiveness. This Amendment shall become effective, and the “Second Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:

(a)          the execution and delivery hereof by the Company, the Administrative Agent and the Required Lenders;

(b)          the Administrative Agent shall have received, in form and substance satisfactory to it:

(i)          a certificate of the secretary or an assistant secretary of the Company (i) certifying that the execution, delivery and performance of the Amendment and other documents contemplated hereunder have been duly approved by all necessary action of the Governing Board of the Company (or the Finance Committee thereof, if such committee is authorized to act on behalf of the Governing Board of the Company), and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the Organizational Documents of the Company, together with such copies (or a certification that no modifications have been made to such Organizational Documents since the date last delivered to the Administrative Agent), and (iii) certifying the names of the officers of the Company who are authorized to sign the Amendment and other documents contemplated hereunder, together with the true signatures of such officers (or a certification that there have been no changes to the officers of the Company since the Closing Date);

(ii)          a certificate of good standing of the Company from the Secretary of State of its jurisdiction of incorporation, dated not more than thirty days before the Second Amendment Effective Date;

(iii)         such other documents (including “know your customer” information) as the Administrative Agent or the Required Lenders may reasonably deem necessary or advisable in connection with the Term Loan; and

(iv)        a Beneficial Ownership Certification in relation to the Company (or a certification that the Company qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulation) to any Lender requesting the same; and

(c)       The Company shall have paid all fees and expenses of the Administrative Agent required to be paid as of the Second Amendment Effective Date under this Amendment, including fees of counsel for the Administrative Agent for which a statement has been received.

4.          References, Effect, Etc. Upon the effectiveness of this Amendment, each reference to the Loan Agreement in the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement as modified by this Amendment. For the avoidance of doubt, this Amendment constitutes a Loan Document.

5.          Estoppel, Acknowledgement and Reaffirmation. As of the date hereof, the aggregate outstanding principal amount of the Term Loan is €75,000,000 and PNC Bank, National Association is the sole Lender with respect to the Term Loan and holds the entire outstanding principal amount thereof.  The Borrower hereby acknowledges and reaffirms its obligations under the Loan Documents and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations, except as explicitly set forth herein.

6.         No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Loan Agreement or any other Loan Documents executed and/or delivered in connection therewith.

7.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

8.          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.          Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

SENSIENT TECHNOLOGIES CORPORATION,
as Company

By:	/s/ Tobin Tornehl
Name: Tobin Tornehl
Title: Vice President and Chief Financial Officer

SENSIENT TECHNOLOGIES CORPORATION
SECOND AMENDMENT TO LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and the sole Lender

By:	/s/ Matthew Schmaling
Name: Matthew Schmaling
Title: Managing Director

SENSIENT TECHNOLOGIES CORPORATION
SECOND AMENDMENT TO LOAN AGREEMENT